Exhibit 99

RULE 13d-1(k)(1) AGREEMENT

The undersigned persons, on October 29, 2025, agree and consent to the joint filing on their behalf of this Schedule 13D in connection with their beneficial ownership of the Common Shares of Fidelity Private Credit
Fund at October 28, 2025.

FMR LLC

By /s/ Stephanie J. Brown
Stephanie J. Brown
Duly authorized under Power of Attorney effective as of January 3, 2023, by and on behalf of FMR LLC and its direct and indirect subsidiaries*

Abigail P. Johnson

By /s/ Stephanie J. Brown
Stephanie J. Brown
Duly authorized under Power of Attorney effective as of January 26, 2023, by and on behalf of Abigail P. Johnson**

* This power of attorney is incorporated herein by reference to Exhibit 24 to the Schedule 13G filed by FMR LLC on January 10, 2023, accession number:
0000315066-23-000003.

** This power of attorney is incorporated herein by reference to Exhibit 24 to the Schedule 13G filed by FMR LLC on January 31, 2023, accession number:
0000315066-23-000038.

SCHEDULE A

The name and present principal occupation or employment of each executive officer and director of FMR LLC are set forth below. The business address of each person is 245 Summer Street, Boston, Massachusetts 02210, and the address of the corporation or organization in which such employment is conducted is the same as this business address. All of the persons listed below are U.S. citizens.

NAME				POSITION WITH			PRINCIPAL
				FMR LLC				OCCUPATION

Abigail P. Johnson 		CEO, Director, 			CEO, Director, & Chairman
				& Chairman of the 		of the Board, FMR LLC
				Board

Edward C. Johnson, IV		Director			Director, FMR LLC &
								President of Pembroke
								Real Estate

Michael E. Wilens		Director			Director, FMR LLC &
								President of Enterprise
								Services

Stephen C. Neff			Director			Director, FMR LLC

Roberto Braceras		Executive Vice President	Executive Vice President
				& General Counsel		& General Counsel

Robert Mascialino 		Executive Officer 		Executive Officer, FMR LLC
								& Head of Fidelity Wealth

Sharon Brovelli 		Executive Officer		Executive Officer,
								FMR LLC & President, Fidelity
								Workplace Investing

Ronald DePoalo			Executive Officer		Executive Officer,
								FMR LLC & Head of Fund
								& Brokerage Operations
								& Technology

Kevin Barry			Chief Financial Officer		Executive Officer,
								FMR LLC & Chief Financial
								Officer

Bart Grenier			Executive Officer		Executive Officer,
								FMR LLC & Head of
								Asset Management

Vadim Zlotnikov			Executive Officer 		Executive Officer,
								FMR LLC & Head of
								Fidelity Institutional

Thomas Jessop			Executive Officer		Executive Officer, FMR LLC
								& Head of Fidelity Brokerage

Mona Vernon			Executive Officer		Executive Officer, FMR LLC
								& Head of Human Resources

William Freitas			Executive Officer		Executive Officer, FMR LLC
								& Head of Technology &
								Global Services

Item 3 Amendment:
The Issuer has adopted a distribution reinvestment plan, ('the DRP'), pursuant to which the Issuer automatically reinvests all cash dividends declared by the Board on behalf of shareholders, other than shareholders who elect to 'opt out' of the DRP or shareholders located in certain states or who are clients of certain participating brokers that do not permit automatic enrollment in the DRP who must instead elect to 'opt-in' to the DRP. As a result, if the Board authorizes, and the Fund declares, a cash dividend or other distribution, then shareholders who have not otherwise elected to 'opt out' of the DRP or who have elected to 'opt in' to the DRP, as applicable, will have their cash dividends or distributions automatically reinvested in additional Common Shares. The Reporting Persons participate in the DRP.

Since the last 13D/A filing, the FMR reporters acquired additional Common Shares pursuant to the DRP. Shares acquired in the last 60 Days are listed under Item 5(c). All other DRP transactions since the last 13D/A filing are as follows:

Date           Class          Number of Shares          Price Per

8/28/2025	I		1,207.678		$25.37
8/28/2025	S		3.345			$25.34
8/28/2025	D		3.608			$25.36

7/30/2025	I		1,283.862		$25.41
7/30/2025	S		3.582			$25.39
7/30/2025	D		3.843			$25.41

6/27/2025	I		1,271.950		$25.43
6/27/2025	S		3.553			$25.41
6/27/2025	D		3.808			$25.43

5/29/2025	I		1,268.997		$25.27
5/29/2025	S		3.544			$25.25
5/29/2025	D		3.800			$25.27

4/28/2025	I		7,945.603		$25.54
4/28/2025	S		3.478			$25.52
4/28/2025	D		3.728			$25.54